UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	34-1720075
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1314 East Ls Olas Blvd, Suit 221 Fort Lauderdale, Florida	33316
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, no par value per share	NYSE American LLC

Warrants to purchase one whole share of Common Stock at an exercise price of $6.87	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-255091

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Explanatory Note

This Registration Statement on Form 8-A is being filed by Splash Beverage Group, Inc. (the “Registrant”), a Colorado corporation, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing of the shares of the Registrant’s common stock, no par value per share (“Common Stock”), and its warrants to purchase shares of Common Stock (the “Warrants”) on the NYSE American LLC.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Common Stock and Warrants.

A description of the Common Stock and Warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-255091) initially filed with the Securities and Exchange Commission on April 7, 2021, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on NYSE American and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 9, 2021

Splash Beverage Group, Inc.

By:	/s/ Dean Huge
Name: Dean Huge
Title: Chief Financial Officer